Exhibit 99.2

Environmental Power Announces Agreement for $15 Million Private

Placement of Securities

PORTSMOUTH, NH, October 24, 2006 – Environmental Power Corporation (Amex: EPG) announced today it has entered into definitive agreements with certain institutional investors for the private placement of shares of Environmental Power’s Series A 9% cumulative convertible preferred stock (“Series A Preferred”), convertible into shares of Environmental Power’s common stock (“Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”), for an aggregate purchase price of approximately $15,000,000. Environmental Power expects to issue the securities in 281,241 units, consisting of (i) one share of its Series A Preferred, with each share initially convertible into 10 shares of Common Stock, and (ii) detachable Warrants to purchase five shares of Common Stock exercisable at a price of $5.522 per share, for a purchase price of $53.335 per unit, in connection with this private placement. The closing of the sale of the securities is subject to the completion of various closing conditions, and is expected to occur within 30 days.

Environmental Power intends to use the proceeds of this private placement to finance construction of renewable energy facilities under development by its subsidiaries, Microgy, Inc. and Microgy Holdings, LLC, and for general corporate purposes.

The shares of Series A Preferred and the Warrants, and the shares of Common Stock issuable upon conversion of the Series A Preferred and exercise of the Warrants (the “Underlying Shares”), offered and to be sold by Environmental Power in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from registration requirements. Environmental Power has agreed to file a registration statement with the SEC covering resale of the Underlying Shares.

This notice is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy, Inc., holds an exclusive license in North America for the development and deployment of a proprietary technology for the extraction of methane gas from animal and food industry wastes for its use to generate energy. For more information visit the Company’s web site at www.environmentalpower.com.

CAUTIONARY STATEMENT FOR ENVIRONMENTAL POWER

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “targets” “proposed,” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies; uncertainties regarding project financing, the lack of binding commitments and/or the need to negotiate and execute definitive agreements for the construction and financing of projects, the sale of project output, the supply of substrate and other requirements and for other matters; financing and cash flow requirements and uncertainties; inexperience with the development of multi-digester projects; risks relating to fluctuations in the price of commodity fuels like natural gas, and our inexperience with managing such risks; difficulties involved in developing and executing a business plan; difficulties and uncertainties regarding acquisitions; technological uncertainties; including those relating to competing products and technologies; risks relating to managing and integrating acquired businesses; unpredictable developments; including plant outages and repair requirements; the difficulty of estimating construction, development, repair and maintenance costs and timeframes; the uncertainties involved in estimating insurance and implied warranty recoveries, if any; the inability to predict the course or outcome of any negotiations with parties involved with our projects; uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses; uncertainties relating to government and regulatory policies and the legal environment; uncertainties relating to the availability of tax credits, deductions, rebates and similar incentives; intellectual property issues; the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT

Rich Kessel, President and CEO of Environmental Power Corporation

(603) 431-1780

rkessel@environmentalpower.com

Environmental Power Public Relations Contact:

John Abrashkin, Ricochet Public Relations

(212) 679-3300 x121

jabrashkin@ricochetpr.com

Environmental Power Investor Relations Contact:

John Baldissera, BPC Financial Marketing

1-800-368-1217